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                                 EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is dated as of January 1, 1996, between SenDx Medical Incorporated, a California corporation ("Company"), and Michael Mercer ("Vice President, Sales and Marketing" or "Employee"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                      ARTICLE I

1.    EMPLOYMENT

      The company hereby employs Employee, and Employee accepts employment with the Company upon the terms and conditions herein set forth.

              1.1 EMPLOYMENT. The Company hereby employs Employee, and Employee agrees to serve as the Company's Vice President, Sales and Marketing during the term of this Agreement, and as such shall perform such duties as are customarily associated with his then-current title, as required by the Company's Chief Executive Officer, or his designee. Employee agrees to devote substantially his full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

              1.2 TERM. The employment of Employee by the Company under the terms and conditions of this Agreement will commence on the date hereof and will continue for a period of two (2) years unless renewed or terminated sooner in accordance with the provisions hereof. The terms of this Agreement will be automatically extended for an unlimited number of additional one-year terms unless, not less than five (5) months prior to the termination of the then current term, the Company shall deliver to Employee or Employee should deliver to Company a written notice stating that the term will not be extended.


                                      ARTICLE 11

2.    COMPENSATION

              2.1 ANNUAL SALARY. During the employment of Employee, the Company shall pay to Employee a base salary at the annual rate of at least $105,000 (the "Base Salary"), payable on the Company's regular payroll dates. Salary may be reviewed in January, annually.

              2.2   STOCK OPTIONS.   Upon execution of this Agreement, Employee
shall be granted incentive stock options to purchase an additional 20,000 shares (the "Options") of the Company's Common Stock pursuant to the terms of the Company's Stock Option Plan



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and Employee shall enter into the Company's Stock Option Agreement with respect thereto (the "Option Agreement"). The Options shall be exercisable at the fair market of the Common Stock on the date of grant and have a maximum term (10) years. A copy of the Stock Option Plan has previously been provided to Employee.

              2.3 REIMBURSEMENT OF EXPENSES. Employee shall be entitled to receive prompt reimbursement of all reasonable and necessary expenses incurred by Employee in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

              2.4 BENEFITS. Employee shall be entitled to participate in and be covered by health, insurance, pension and other employee plans and benefits currently established for the employers of the Company (collectively referred to as the "Company Benefit Plans") on the same terms as other employees of the Company, subject to meeting applicable eligibility requirements.

              2.5 VACATIONS AND HOLIDAYS. During Employee's employment with the Company, Employee shall be entitled to an annual vacation leave at full pay, as may be provided for by the Company's vacation policies applicable to senior Employees. Employee shall be entitled to such holidays as are established by the Company for all employees.


                                     ARTICLE  III

3.    TERMINATION

              3.1 For purposes of this Article III, the following definitions shall apply to the terms set forth below:

                   (a)  CAUSE.  "Cause" shall include the following:

                        (i) habitual neglect or insubordination (defined as a refusal to execute or carry out directions from his supervisor) where Employee has been given written notice of the acts or omissions constituting such neglect or insubordination and Employee has failed to cure such conduct, where susceptible to cure, within thirty (30) days following notice;

                        (ii) conviction of any felony or any crime involving moral turpitude;

                        (iii) participation in any proven fraud against the Company;


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                   (iv) willful and material breach of Employee's duties to the
      Company, including but not limited to theft from the Company, failure to fully disclose personal pecuniary interest in a transaction involving the Company, violation of the Company's authority limits on commitments, trading, controls and notification;

                        (v) intentional material damage to any property of the Company;

                        (vi) conduct by Employee which in the good faith, reasonable determination of the Board demonstrates gross unfitness to serve, including but not limited to gross neglect, non-prescription use of controlled substances, any abuse of controlled substances whether or not by prescription, or habitual drunkenness, intoxication, or other impaired state induced by consumption of any drug, including alcohol; or
                        (vii) material breach by the Employee of any agreement with the Company concerning non-competition or the confidentiality of trade secrets or proprietary or other information.

                   (b) DISABILITY. "Disability" shall mean a physical or mental incapacity as a result of which Employee becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to two (2) consecutive months excepted; provided, however, that any new period of incapacity or absences shall be deemed to be part of a prior period of incapacity or absences if the prior period terminated within ninety
(90) days of the beginning of the new period of incapacity or absence and the incapacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence.) A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Employee or, in the event of Employee's incapacity to designate a doctor, Employee's legal representative. In the absence of agreement between the Company and Employee, each party shall nominate a qualified medical doctor and the two (2) doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

              3.2 TERMINATION BY COMPANY. The Company may terminate Employee's employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Employee. The effective date of termination ("Effective Date") shall be considered to be the date of notice of termination if for Cause and thirty (30) days subsequent to written notice of termination for any reason other than Cause; however, the Company may elect to have Employee leave the Company immediately.

              3.3 TERMINATION BY EMPLOYEE. Employee may terminate this Agreement upon thirty (30) days' written notice to the Company. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Employee leave the Company


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immediately.
              3.4 DEATH OR DISABILITY OF EMPLOYEE. This Agreement shall terminate immediately upon the death or Disability of Employee (the "Effective Date").

              3.5   SEVERANCE BENEFITS RECEIVED UPON TERMINATION.

                    (a) If Employee's employment is terminated by the Company for Cause, or Employee terminates this Agreement, then the Company shall pay Employee his Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken and the Company shall thereafter have no further obligations to Employee under this Agreement.

                    (b) If Employee's employment is terminated by the Company without Cause, then the Company shall provide Employee:

                        (i) salary continuation in an amount equal to Employee's then Base Salary for a period of five (5) months, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company;

                        (ii) insurance coverage (excluding automobile insurance, if any) as then in effect for Employee, his spouse and dependent children for a period of five (5) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent insurance benefits will be in accordance with COBRA; and

                        (iii) any options which have not vested on the Effective Date and would otherwise vest according to their terms within five (5) months following the Effective Date shall accelerate and become exerciseable on the Effective Date and for a period of three (3) months thereafter.

                    (c) If Employee's employment is terminated by the Company as a result of Disability, then the Company shall provide Employee:

                        (i) salary continuation in an amount equal to Employee's then Base Salary for a period of five (5) months, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company; and

                        (ii) insurance coverage as then in effect for Employee his spouse and dependent children for a period of five (5) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent insurance benefits will be in accordance with COBRA; and


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                        (iii)  any options which have not vested on the
      Effective Date and would otherwise vest according to their terms within five (5) months following the Effective Date shall accelerate and become exerciseable on the Effective Date and for a period of three (3) months thereafter.
                    (d) If Employee's employment is terminated by the Company as a result of death, then the Company shall provide, Employee's spouse or estate insurance coverage as then in effect for Employee, his spouse and dependent children for a period of five (5) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Insurance benefits subsequent to the salary continuation period will be in accordance with COBRA.
                        (i) any options which have not vested on the Effective Date and would otherwise vest according to their terms within five (5) months following the Effective Date shall accelerate and become exerciseable on the Effective Date and for a period of three (3) months thereafter.


                                      ARTICLE IV

4.    GENERAL PROVISIONS

              4.1 NOTICE. For purposes of this Agreement, notices and all other communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                   If to the Company:  SenDx Medical Incorporated
                                       1945 Palomar Oaks Way
                                       Carlsbad, CA  92009
                                       Attn: President and Chief Executive
                                       Officer

                    If to Employee:    Michael Mercer
                                       940 Quivera Street
                                       Laguna Beach, CA 92651


or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

              4.2 PROPRIETARY INFORMATION AND INVENTIONS. Contemporaneously with the execution of the Agreement, Employee shall execute a Proprietary Information and Inventions Agreement in the form attached as Exhibit A hereto. The terms of said agreement are incorporated by reference in this Agreement, and Employee agrees to be


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bound thereby.
              4.3 NO WAIVERS. No provision of the Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

              4.4. BENEFICIAL INTERESTS. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representative, executors, administrators, successors, heirs, distributees, devises and legatees. If Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

              4.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

              4.6 SEVERABILITY OR PARTIAL INVALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

              4.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

              4.8 LEGAL FEES AND EXPENSES. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

              4.9 ENTIRE AGREEMENT. This Agreement, along with the Proprietary Information and Inventions Agreement by and between Employee and Company of even date herewith (the "Proprietary Information Agreement"), constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof.
This Agreement, along with the Proprietary information Agreement, is intended by the parties as the final expression of their agreement with respect to such terms as are included herein and therein and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, along with the Proprietary Information Agreement, constitutes the complete and exclusive statement of their


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terms and that no extrinsic evidence may be introduced in any judicial proceeding involving such agreements.

              4.10. ASSIGNMENT. This Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 4.10, the Company may assign or delegate its rights, duties, and obligations hereunder to any Affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization or other business combination or by acquisition of all or substantially all of the assets of the Company.

              4.11 ARBITRATION. Any controversy, dispute, claim or other matter in question arising out of or relating to this Agreement shall be settled, at the request of either party, by mediation with the American Arbitration Association ("AAA"), then if unsuccessful, mediation with the Commercial Arbitration Rules. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and expectations:

                    (a) Notice of the demand for arbitration shall be filed in writing with the other party and with the AAA. There shall be a panel of three
(3) arbitrators whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the AAA.

                    (b) Reasonable discovery shall be allowed in arbitration.

                    (c) Except as otherwise provided in Section 4.8 hereof, the costs and fees of the arbitration shall be allocated by the arbitrators.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        "Company"

                        SenDx Medical, Inc., a California corporation



                        By:   /s/ DOUG HILLIER
                            --------------------------------------

                        Its: Chief Executive Officer, Doug Hillier
                            --------------------------------------



                        "Employee"



                          /s/ MICHAEL MERCER
                        ------------------------------------------
                        Michael Mercer


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